CONSENT OF EXPERT
Reference is made to the report, Technical Report for the San Luis Project Feasibility Study, Ancash Department, Peru dated June 4, 2010 (the “Report”), and the information contained in the Report that I reviewed and approved.
In connection with the Registration Statement on Form S-8 of Silver Standard Resources Inc., I, F. Carl Edmunds, consent to the use of my name and references to the Report, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Registration Statement.
Dated this 12th day of August, 2014.
Yours truly,

   /s/ F. Carl Edmunds
F. Carl Edmunds

CONSENT OF EXPERT
Reference is made to the reports, NI 43-101 Technical Report on the Pitarrilla Project, Durango State, Mexico dated effective December 14, 2012 and Technical Report for the San Luis Project Feasibility Study, Ancash Department, Peru dated June 4, 2010 (collectively, the “Reports”), and the information contained in the Reports that I prepared, or reviewed and approved.
In connection with the Registration Statement on Form S-8 of Silver Standard Resources Inc., I, Andrew W. Sharp, consent to the use of my name and references to the Reports, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from the Reports in the Registration Statement.
Dated this 12th day of August, 2014.
Yours truly,

   /s/ Andrew W. Sharp
Andrew W. Sharp, B.Eng., FausIMM

CONSENT OF EXPERT
Reference is made to the reports, NI 43-101 Technical Report on the Pirquitas Mine, Jujuy Province, Argentina dated December 23, 2011, NI 43-101 Technical Report on the Pitarrilla Project, Durango State, Mexico dated December 14, 2012 and Technical Report for the San Luis Project Feasibility Study, Ancash Department, Peru dated June 4, 2010 (collectively, the “Reports”), and the information contained in the Reports that I prepared, or reviewed and approved.
In connection with the Registration Statement on Form S-8 of Silver Standard Resources Inc., I, Trevor J. Yeomans, consent to the use of my name and references to the Reports, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from the Reports in the Registration Statement.
Dated this 12th day of August, 2014.
Yours truly,

   /s/ Trevor J. Yeomans
Trevor J. Yeomans, B.Sc. (Hons), ACSM, P.Eng.